SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):

June 30, 2020

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RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

Registrant’s telephone number, including area code:  (800) 497-6059

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective June 30, 2020, Rapid Therapeutic Science Laboratories, Inc. (the "Company") and Power Up Lending Group, Ltd. (the “Buyer”) entered into a Securities Purchase Agreement (the “Agreement”) with respect to a Convertible Promissory Note (the “Note”) issued by the Company to the Buyer in the amount of $55,000. The Note has a maturity date of one year after the date of issuance and bears interest at a rate of 12% per annum, which is not due until maturity.

At the option of the Buyer, the Note may be converted into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), beginning one hundred eighty (180) days following the date of issuance. Under this option, the conversion price shall be subject to a discount of 42%, based on the average of the three (3) lowest closing bid prices for the Common Stock during the prior fifteen (15) trading day period. The Buyer will be limited to convert no more than 4.99% of the issued and outstanding Common Stock at time of conversion at any one time.

At the option of the Company, the Note may be prepaid at any time during the periods indicated below, by paying an amount to the Buyer equal to the then outstanding amount multiplied by the corresponding percentage as indicated below.

Prepayment period #1	Days: 1‐90	125%
Prepayment period #2	Days: 91‐150	135%
Prepayment period #3	Days: 151‐180	139%

At the closing of the Agreement, the Company received net proceeds from the Buyer in the amount of $52,000, after deducting; (i) A fee payable to the Buyer’s counsel for the preparation of documents in the amount of $2,500; and (ii) A due diligence fee payable to the Buyer in the amount of $500. In the closing documents, the Buyer has provided various assurances to the Company that it and its affiliates will refrain from engaging in any trading activities with respect to the Common Stock during the term of the Note.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits.

The following Exhibits are filed herewith:

Exhibit No.	Description

10.1	Securities Purchase Agreement between Rapid Therapeutic Science Laboratories, Inc. and Power Up Lending Group, Ltd., dated as of June 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

/s/ Donal R. Schmidt, Jr.

Donal R. Schmidt, Jr.

Chief Executive Officer

July 6, 2020